Exhibit 99.1

News Release

Contact:	Investors and Analysts: Cameron Hopewell, CCA at (615) 263-3024
Financial Media: Dave Gutierrez, Dresner Corporate Services at (312) 780-7204

CCA ANNOUNCES 2014 THIRD QUARTER FINANCIAL RESULTS

NASHVILLE, Tenn. – November 3, 2014 – CCA (the “Company” or “Corrections Corporation of America”) (NYSE: CXW), America’s largest owner of partnership correctional and detention facilities, announced today its financial results for the third quarter of 2014.

Third Quarter 2014 Financial Highlights

•	Diluted EPS up 11.4% to $0.49 from $0.44

•	Adjusted Diluted EPS up 6.5% to $0.49 from $0.46

•	Normalized FFO per diluted share up 6.3% to $0.67 from $0.63

•	AFFO per diluted share up 4.8% to $0.66 from $0.63

Net income generated in the third quarter of 2014 totaled $57.5 million, or $0.49 per diluted share, compared to $51.8 million, or $0.44 per diluted share, generated in the third quarter of 2013. Net income after adjusting for special items, also increased to $57.5 million, or $0.49 per diluted share, during the third quarter of 2014, compared to $53.5 million, or $0.46 per diluted share, during the third quarter of 2013. Special items in the prior year quarter included non-cash impairment charges, REIT conversion costs and acquisition related expenses. Normalized FFO was $79.0 million, or $0.67 per diluted share, during the third quarter of 2014 compared with $74.0 million, or $0.63 per diluted share, during the third quarter of 2013. Normalized FFO also reflects the special items in the prior year quarter.

“We are pleased with our third-quarter results, which exceeded the high-end of the EPS, FFO and AFFO guidance we provided in August, and believe we have strong momentum as we look forward to 2015,” said Damon Hininger, CCA’s chief executive officer. “We see more opportunities to help provide solutions to state partners to mitigate overcrowding, and we are particularly proud that our recently announced agreement with U.S. Immigration and Customs Enforcement for the South Texas Family Residential Center, which will be ramping during the fourth quarter of 2014, will help the agency respond to an unprecedented humanitarian crisis.”

Operating Results

Total revenue for the third quarter of 2014 totaled $408.5 million compared to $421.5 million in the third quarter of 2013. The decline in revenue was primarily attributable to

10 Burton Hills Blvd., Nashville, Tennessee 37215

Third Quarter 2014 Financial Results

the termination of contracts that resulted in a reduction of revenue of $28.6 million, while the impact on facility net operating income (NOI) for these terminated contracts was a decline of only $0.4 million from the third quarter of 2013 to the third quarter of 2014. In addition, revenue declined due to a reduction in populations from the United States Marshals Service primarily at our California City facility. These reductions in revenue were partially offset by an increase in revenue resulting from the new lease of our California City facility effective December 1, 2013, population growth from U.S. Immigration and Customs Enforcement (ICE) and an increase in population from the state of Arizona pursuant to a new contract at our Red Rock facility that commenced January 1, 2014.

In total, NOI increased $5.8 million, from $120.0 million in the third quarter of 2013 to $125.8 million in the third quarter of 2014, despite a reduction in facility NOI of $1.6 million resulting from the transition of our Red Rock facility to a new contract effective January 1, 2014. This reduction was offset by an improvement in NOI for the aforementioned increases in inmate populations, and the lease of our California City facility.

Adjusted net income, NOI, FFO, Normalized FFO and AFFO, and their corresponding per share amounts, are measures calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles (GAAP). Please refer to the Supplemental Financial Information and related note following the financial statements herein for further discussion and reconciliations of these measures to GAAP measures.

Partnership Development Update

South Texas Family Residential Center Update. In September 2014, CCA expanded an existing Intergovernmental Service Agreement under which the Company will house for ICE up to 2,400 individuals at the South Texas Family Residential Center, a facility we began leasing in the fourth quarter from a third party in Dilley, Texas. The site is currently being constructed and we expect to begin housing the first residents at the facility in early December 2014. The site is expected to be ready for full capacity during the second quarter of 2015.

Guidance

The Company expects Adjusted Diluted EPS for the fourth quarter to be in the range of $0.46to $0.49, resulting in full-year 2014 Adjusted Diluted EPS in the range of $1.88 to $1.91. The Company also expects FFO per diluted share for the full-year 2014 to be in the range of $2.61 to $2.64, while full-year 2014 AFFO per diluted share is expected to be in the range of $2.54 to $2.57.

During 2014, we expect to invest approximately $160 million to $175 million in capital expenditures, consisting of $110 million to $120 million in on-going prison construction, expenditures related to potential land acquisitions, and certain leasehold improvements and equipment at the South Texas Family Residential Center; $25 million in maintenance capital expenditures on real estate assets; and $25 million to $30 million on capital expenditures on other assets and information technology.

Third Quarter 2014 Financial Results

Supplemental Financial Information and Investor Presentations

We have made available on our website supplemental financial information and other data for the third quarter of 2014. We do not undertake any obligation, and disclaim any duty to update any of the information disclosed in this report. Interested parties may access this information through our website at www.cca.com under “Financial Information” of the Investors section.

Management may meet with investors from time to time during the fourth quarter of 2014. Written materials used in the investor presentations will also be available on our website beginning on or about November 4, 2014. Interested parties may access this information through our website at www.cca.com under “Webcasts” of the Investors section.

Webcast and Replay Information

We will host a webcast conference call at 10:00 a.m. central time (11:00 a.m. eastern time) on November 4, 2014, to discuss our third quarter 2014 financial results and future outlook. To listen to this discussion, please access “Webcasts” on the Investors page at www.cca.com. The conference call will be archived on our website following the completion of the call. In addition, a telephonic replay will be available at 2:00 p.m. eastern time on November 4, 2014 through 2:00 p.m. eastern time on November 12, 2014, by dialing (888) 203-1112 or (719) 457-0820, pass code 7130708.

About CCA

CCA, a publicly traded real estate investment trust (REIT), is the nation’s largest owner of partnership correction and detention facilities and one of the largest prison operators in the United States, behind only the federal government and three states. We currently own or control 52 correctional and detention facilities and manage 12 additional facilities owned by our government partners, with a total design capacity of approximately 84,500 beds in 19 states and the District of Columbia. CCA specializes in owning, operating and managing prisons and other correctional facilities and providing residential, community re-entry and prisoner transportation services for governmental agencies. In addition to providing the fundamental residential services, our facilities offer a variety of rehabilitation and educational programs, including basic education, faith-based services, life skills and employment training and substance abuse treatment. These services are intended to reduce recidivism and to prepare offenders for their successful re-entry into society upon their release.

Forward-Looking Statements

This press release contains statements as to our beliefs and expectations of the outcome of future events that are forward-looking statements as defined within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties

Third Quarter 2014 Financial Results

associated with: (i) general economic and market conditions, including the impact governmental budgets can have on our per diem rates, occupancy, and overall utilization; (ii) fluctuations in our operating results because of, among other things, changes in occupancy levels, competition, increases in cost of operations, fluctuations in interest rates and risks of operations; (iii) our ability to obtain and maintain correctional facility management contracts, including, but not limited to, sufficient governmental appropriations, contract compliance and as a result of inmate disturbances; (iv) changes in the privatization of the corrections and detention industry, the public acceptance of our services, the timing of the opening of and demand for new prison facilities and the commencement of new management contracts; (v) changes in government policy and in legislation and regulation of the corrections and detention industry that affect our business, including but not limited to, California’s continued utilization of out of state private correctional capacity; (vi) our ability to meet and maintain REIT qualification status; and (vii) increases in costs to construct or expand correctional and other facilities that exceed original estimates, or the inability to complete such projects on schedule as a result of various factors, many of which are beyond our control, such as weather, labor conditions and material shortages, resulting in increased construction costs. Other factors that could cause operating and financial results to differ are described in the filings we make from time to time with the Securities and Exchange Commission.

CCA takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release.

Third Quarter 2014 Financial Results

CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	September 30, 2014	December 31, 2013
ASSETS
Cash and cash equivalents	$48,847	$77,909
Accounts receivable, net of allowance of $912 and $1,265, respectively	292,466	244,957
Current deferred tax assets	11,430	9,241
Prepaid expenses and other current assets	26,925	20,612
Assets held for sale	4,145	—
Current assets of discontinued operations	—	15

Total current assets	383,813	352,734

Property and equipment, net	2,614,264	2,546,613

Restricted cash	2,707	5,589
Investment in direct financing lease	3,811	5,473
Goodwill	16,110	16,110
Non-current deferred tax assets	4,537	3,078
Other assets	75,908	77,828

Total assets	$3,101,150	$3,007,425

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$247,762	$252,277
Income taxes payable	889	1,243
Current liabilities of discontinued operations	53	886

Total current liabilities	248,704	254,406

Long-term debt	1,240,000	1,205,000
Other liabilities	110,153	45,512

Total liabilities	1,598,857	1,504,918

Commitments and contingencies

Preferred stock — $0.01 par value; 50,000 shares authorized; none issued and outstanding at September 30, 2014 and December 31, 2013, respectively	—	—
Common stock — $0.01 par value; 300,000 shares authorized; 116,476 and 115,923 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	1,165	1,159
Additional paid-in capital	1,739,240	1,725,363
Accumulated deficit	(238,112)	(224,015)

Total stockholders’ equity	$1,502,293	$1,502,507

Total liabilities and stockholders’ equity	$3,101,150	$3,007,425

Third Quarter 2014 Financial Results

CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
REVENUE:
Owned and controlled properties	$353,784	$344,431	$1,041,510	$1,035,094
Managed only and other	54,690	77,035	181,880	228,100

Total revenue	408,474	421,466	1,223,390	1,263,194

EXPENSES:
Operating:
Owned and controlled properties	231,420	232,996	686,274	697,343
Managed only and other	51,292	68,493	171,428	206,369

Total operating expenses	282,712	301,489	857,702	903,712
General and administrative	27,635	23,570	79,586	80,162
Depreciation and amortization	28,277	28,151	85,413	83,203
Asset impairments	—	985	2,238	985

	338,624	354,195	1,024,939	1,068,062

OPERATING INCOME	69,850	67,271	198,451	195,132

OTHER (INCOME) EXPENSE:
Interest expense, net	10,376	10,378	29,088	34,856
Expenses associated with debt refinancing transactions	—	—	—	36,528
Other income	(143)	(184)	(1,143)	(120)

	10,233	10,194	27,945	71,264

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	59,617	57,077	170,506	123,868

Income tax (expense) benefit	(2,071)	(4,571)	(5,490)	133,253

INCOME FROM CONTINUING OPERATIONS	57,546	52,506	165,016	257,121

Loss from discontinued operations, net	—	(663)	—	(3,757)

NET INCOME	$57,546	$51,843	$165,016	$253,364

BASIC EARNINGS PER SHARE:
Income from continuing operations	$0.50	$0.46	$1.42	$2.38
Loss from discontinued operations, net	—	(0.01)	—	(0.03)

Net income	$0.50	$0.45	$1.42	$2.35

DILUTED EARNINGS PER SHARE:
Income from continuing operations	$0.49	$0.45	$1.41	$2.35
Loss from discontinued operations, net	—	(0.01)	—	(0.03)

Net income	$0.49	$0.44	$1.41	$2.32

REGULAR DIVIDENDS DECLARED PER SHARE	$0.51	$0.48	$1.53	$1.49

SPECIAL DIVIDENDS DECLARED PER SHARE	$—	$—	$—	$6.66

Third Quarter 2014 Financial Results

CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EPS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Net income	$57,546	$51,843	$165,016	$253,364
Special items:
Expenses associated with debt refinancing transactions, net	—	—	—	33,299
Expenses associated with REIT conversion, net	—	122	—	9,152
Expenses associated with mergers and acquisitions, net	—	530	—	618
Asset impairments, net	—	985	2,235	2,896
Income tax benefit for reversal of deferred taxes due to REIT conversion	—	—	—	(137,686)

Diluted adjusted net income	$57,546	$53,480	$167,251	$161,643

Weighted average common shares outstanding – basic	116,185	115,282	116,025	107,640
Effect of dilutive securities:
Stock options	886	1,165	895	1,335
Restricted stock-based compensation	318	425	263	325

Weighted average shares and assumed conversions - diluted	117,389	116,872	117,183	109,300

Adjusted Diluted Earnings Per Share	$0.49	$0.46	$1.43	$1.48

Pro forma Adjusted Diluted Earnings Per Share(1)	$0.49	$0.46	$1.43	$1.39

(1)	The Pro forma Adjusted Diluted EPS for the nine months ended September 30, 2013 reflects the issuance of 13.9 million shares in connection with the payment of a special dividend in May 2013 as if those shares were issued at the beginning of the period presented. See Page 9 for a reconciliation of reported diluted weighted average shares outstanding to pro forma diluted weighted average shares outstanding.

Third Quarter 2014 Financial Results

CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Net income	$57,546	$51,843	$165,016	$253,364
Depreciation of real estate assets	21,412	20,454	63,920	60,016
Depreciation of real estate assets for discontinued operations	—	24	—	323
Impairment of real estate assets, net	—	—	2,235	—

Funds From Operations	$78,958	$72,321	$231,171	$313,703

Expenses associated with debt refinancing transactions, net	—	—	—	33,299
Expenses associated with REIT conversion, net	—	122	—	9,152
Expenses associated with mergers and acquisitions, net	—	530	—	618
Goodwill and other impairments, net	—	985	—	2,896
Income tax benefit for reversal of deferred taxes due to REIT conversion	—	—	—	(137,686)

Normalized Funds From Operations	$78,958	$73,958	$231,171	$221,982

Maintenance capital expenditures on real estate assets	(5,631)	(4,585)	(18,580)	(13,115)
Stock-based compensation	3,514	3,277	10,438	9,675
Amortization of debt costs and other non-cash interest	777	774	2,325	2,740

Other non-cash revenue and expenses	(16)	—	(48)	—

Adjusted Funds From Operations	$77,602	$73,424	$225,306	$221,282

Normalized Funds From Operations Per Diluted Share	$0.67	$0.63	$1.97	$2.03

Adjusted Funds From Operations Per Diluted Share	$0.66	$0.63	$1.92	$2.02

Pro forma Normalized FFO Per Diluted Share(1)	$0.67	$0.63	$1.97	$1.91

Pro forma AFFO Per Diluted Share(1)	$0.66	$0.63	$1.92	$1.90

(1)	The Pro forma Adjusted Diluted Normalized FFO and AFFO for the nine months ended September 30, 2013 reflects the issuance of 13.9 million shares in connection with the payment of a special dividend in May 2013 as if those shares were issued at the beginning of the period presented. See Page 9 for a reconciliation of reported diluted weighted average shares outstanding to pro forma diluted weighted average shares outstanding.

Third Quarter 2014 Financial Results

CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

RECONCILIATION OF REPORTED DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING TO PRO FORMA DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Weighted average shares outstanding and assumed conversions – diluted	117,389	116,872	117,183	109,300
Non-GAAP Adjustment:
Shares issued in Special Dividend (1)	—	—	—	13,876
Weighted average impact	—	—	—	(6,811)

Pro forma weighted average diluted shares outstanding	117,389	116,872	117,183	116,365

(1)	Reflects the issuance of shares in connection with the Special Dividend in May 2013 as if those shares were issued at the beginning of the period presented. See Note B hereafter.

CALCULATION OF ADJUSTED FUNDS FROM OPERATIONS PER SHARE GUIDANCE

	For the Quarter Ending December 31, 2014		For the Year Ending December 31, 2014
	Low End of Guidance	High End of Guidance	Low End of Guidance	High End of Guidance
Net income	$54,000	$57,000	$218,765	$221,765
Asset impairments, net of tax	—	—	2,235	2,235

Adjusted net income	$54,000	$57,000	$221,000	$224,000
Depreciation on real estate assets	21,000	21,000	85,000	85,000

Funds From Operations	$75,000	$78,000	$306,000	$309,000

Other non-cash expenses	4,000	4,000	17,000	17,000
Maintenance capital expenditures on real estate assets	(6,000)	(6,000)	(25,000)	(25,000)

Adjusted Funds From Operations	$73,000	$76,000	$298,000	$301,000

Funds From Operations Per Diluted Share	$0.64	$0.66	$2.61	$2.64

Adjusted Funds From Operations Per Diluted Share	$0.62	$0.65	$2.54	$2.57

Third Quarter 2014 Financial Results

NOTES TO SUPPLEMENTAL FINANCIAL INFORMATION

Note A: Adjusted Net Income, EBITDA, Funds From Operations (FFO), Normalized FFO and Adjusted Funds From Operations (AFFO), and their corresponding per share metrics are non-GAAP financial measures. CCA believes that these measures are important operating measures that supplement discussion and analysis of the Company’s results of operations and are used to review and assess operating performance of the Company and its correctional facilities and their management teams. CCA believes that it is useful to provide investors, lenders and security analysts’ disclosures of its results of operations on the same basis that is used by management. FFO and AFFO, in particular, are widely accepted non-GAAP supplemental measures of REIT performance each grounded in the standards for FFO established by the National Association of Real Estate Investment Trusts (NAREIT).

NAREIT defines FFO as net income computed in accordance with generally accepted accounting principles, excluding gains (or losses) from sales of property and extraordinary items, plus depreciation and amortization of real estate and impairment of depreciable real estate. EBITDA, FFO and AFFO are useful as supplemental measures of performance of the Company’s corrections facilities because they don’t take into account depreciation and amortization, or with respect to EBITDA, the impact of the Company’s tax provisions and financing strategies. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), this accounting presentation assumes that the value of real estate assets diminishes at a level rate over time. Because of the unique structure, design and use of the Company’s properties, management believes that assessing performance of the Company’s properties without the impact of depreciation or amortization is useful. CCA may make adjustments to FFO from time to time for certain other income and expenses that it considers non-recurring, infrequent or unusual, even though such items may require cash settlement, because such items do not reflect a necessary component of the ongoing operations of the Company. Normalized FFO excludes the effects of such items. CCA calculates AFFO by adding to Normalized FFO non-cash expenses such as the amortization of deferred financing costs and stock-based compensation, and by subtracting from Normalized FFO recurring real estate expenditures that are capitalized and then amortized, but which are necessary to maintain a REIT’s properties and its revenue stream. Some of these capital expenditures contain a discretionary element with respect to when they are incurred, while others may be more urgent. Therefore, these capital expenditures may fluctuate from quarter to quarter, depending on the nature of the expenditures required, seasonal factors such as weather, and budgetary conditions. CCA calculates Adjusted Net Income by adding or deducting from GAAP Net Income amounts associated with the Company’s debt refinancing, REIT conversion, mergers and acquisitions activity and certain impairments that the Company believes are unusual or nonrecurring to provide an alternative measure of comparing operating performance for the periods presented.

Other companies may calculate Adjusted Net Income, EBITDA, FFO, Normalized FFO, and AFFO differently than the Company does, or adjust for other items, and therefore comparability may be limited. Adjusted Net Income, EBITDA, FFO, Normalized FFO, and AFFO and their corresponding per share measures are not measures of performance under GAAP, and should not be considered as an alternative to cash flows from operating activities, a measure of liquidity or an alternative to net income as indicators of the Company’s operating performance or any other measure of performance derived in accordance with GAAP. This data should be read in conjunction with the Company’s consolidated financial statements and related notes included in its filings with the Securities and Exchange Commission.

Note B: On May 20, 2013, CCA paid a special dividend in connection with its conversion to a REIT. The shareholders were allowed to elect to receive their payment of the special dividend either in all cash, all shares of CCA common stock, or a combination of cash and CCA common stock, except that CCA placed a limit on the aggregate amount of cash payable to the shareholders. Under ASC 505, “Equity” and ASU 2010-01, “Accounting for Distributions to Shareholders with Components of Stock and Cash, a consensus of the FASB Emerging Issues Task Force”, a distribution that allows shareholders to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in per share results prospectively. As such, the stock portion of the special dividend is presented prospectively in basic and diluted per share results and was not presented retroactively for all periods presented as it would, for example, with a stock split or a stock dividend. As a

Third Quarter 2014 Financial Results

result CCA believes investors would benefit from seeing the operating performance for the comparable periods accounting for the effect of the special dividend in both periods. Therefore, for comparison purposes, CCA has presented per share results on a pro forma basis as if the shares issued in the special dividend were issued as of the beginning of the periods presented.

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